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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): October 31, 1997


                               LENNAR CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


    Delaware                         1-11749                   59-1281887
(State or Other                   (Commission                 (IRS Employer
Jurisdiction of                   File Number)            Identification Number)
 Incorporation)


                           700 Northwest 107th Avenue
                               Miami Florida 33172
               (Address of Principal Executive Offices)(Zip Code)


               Registrant's telephone number, including area code:
                                 (305) 559-4000
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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

                  On October 31, 1997, Lennar Corporation, a Delaware
            corporation, ("Lennar") was merged with Pacific Greystone Corporation, a Delaware corporation ("Greystone"), with Greystone as the surviving corporation. Although Greystone is the surviving corporation, immediately after the merger former Lennar stockholders will own approximately 68% of the fully diluted outstanding capital stock of the surviving corporation, the surviving corporation will be named Lennar Corporation, six of its eight directors will be pre-merger Lennar directors and the principal executive officers of Lennar before the merger will become the principal executive officers of the surviving corporation. For accounting and consolidated tax reporting purposes, the merger will be treated as an acquisition of Greystone by Lennar. The surviving corporation's common stock is traded on the New York Stock Exchange under the symbol "LEN."

                  After the merger, each share of common stock, $.01 par value per share, of Greystone will remain outstanding as one share of common stock, $.10 par value per share, of the surviving corporation, and each share of common stock, $.10 par value per share, of Lennar and each share of class B common stock, $.10 par value per share, of Lennar will become one share of the common stock, or class B common stock, of the surviving corporation, respectively. However, before the effective time of the merger, Greystone declared a stock dividend of .138 shares of Greystone common stock upon each share of Greystone common stock outstanding at the close of business on October 31, 1997. Therefore, after the merger, Greystone stockholders will hold 1.138 shares of common stock of the surviving corporation for each share of Greystone common stock outstanding immediately prior to the merger.

                  The merger was approved at special meetings of Greystone's stockholders and Lennar's stockholders held on October 31, 1997. Greystone issued 26,097,675 shares of its common stock and 9,966,675 shares of its newly created class B common stock to the common stockholders and class B common stockholders of Lennar in the merger.

                  As a result of the merger, Leonard Miller (Lennar's Chairman), through family partnerships, owns 9,930,300 shares of the surviving corporation's class B stock. Because the class B stock is entitled to 10 votes per share, and Mr. Miller's holdings are more than 99% of the surviving corporation's class B stock, Mr. Miller will be entitled to cast 69.6% of all the votes which may be cast with regard to matters presented for a vote of the surviving corporation's stockholders.


ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

                  See Item 1.


ITEM 5.     OTHER EVENTS.


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                  The name of the corporation which survived the merger of
            Greystone with Lennar is Lennar Corporation.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (a)   Financial Statements of Businesses Acquired.

                  It is impracticable to file with this Form 8-K the financial statements and proforma financial information required by this Item 7 with regard to the merger. Those financial statements and that proforma financial information will be filed by amendment to this Form 8-K as soon as practicable and, in any event, within 60 days after the required filing date for this Form 8-K.

            (b)   Pro Forma Financial Information.

                  See Item 7(a).


            (c)   Exhibits.

                  2.1 Plan and Agreement of Merger, dated as of June 10, 1997, between Lennar and Greystone--incorporated by reference to Registration Statement on Form S-4, File No. 333- 35671.

                  2.2 Amendment No. 1, dated as of October 31, 1997, to Plan and
            Agreement of Merger, dated as of June 10, 1997.

                  3.1 Restated Certificate of Incorporation of surviving
            corporation.

                  3.2  By-Laws of surviving corporation.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of
            1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               LENNAR CORPORATION



            Date: November 17, 1997            By: /s/   STUART A. MILLER
                                                  ------------------------
                                                  Name:  Stuart A. Miller
                                                  Title: President


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